Exhibit 5

July 8, 2005

Gulfport Energy Corporation

14313 North May Avenue

Suite 100

Oklahoma City, Oklahoma 73134

Re:	Gulfport Energy Corporation Registration Statement on Form S-3 (Registration No. 333- 124209)

Ladies and Gentlemen:

We have acted as counsel to Gulfport Energy Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3, Registration No. 333-124209, as the same may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”) of 4,000,000 shares (the “Selling Stockholder Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Akin, Gump, Strauss, Hauer & Feld, l.l.p.

Gulfport Energy Corporation

July 8, 2005

B.	This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any changes in the foregoing or of any fact or circumstances that may hereafter come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.